Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Brooke Kane
Marketing Manager	Investor Relations
703.989.7020	703.742.5393
press@quadramed.com	InvestorRelations@quadramed.com

QuadraMed Completes Acquisition Of Misys CPR

RESTON, VA – (September 23, 2007) – QuadraMed® Corporation (Amex: QD) today announced the completion of its acquisition of the Misys Computerized Patient Record (CPR) assets of Misys Healthcare, a division of Misys plc (FTSE: MSY.L) at the previously announced purchase price of $33 million in cash. Misys CPR, an award winning clinical information system, will be initially renamed QuadraMed CPR as QuadraMed completes the integration of the CPR business. Additional financial information with respect to the transaction will be made available in connection with QuadraMed’s public company reporting obligations within the next seventy-five days.

“QuadraMed CPR immediately strengthens our capacity to serve our clients and to compete for clinical information systems business in large hospitals and multi-facility engagements” said QuadraMed CEO Keith Hagen. “QuadraMed is nationally recognized as a leader in Access and Identity Management, Health Information Management and Revenue Cycle Management solutions, and the addition of QuadraMed CPR improves the Care Management component of our Care-Based Revenue Cycle strategy.”

Following the July 22, 2007 announcement of QuadraMed’s planned acquisition of CPR, members of the company’s senior management team, including Keith Hagen, conducted meetings with existing QuadraMed Care Management clients, as well as Misys CPR clients and staff. “This acquisition generated considerable excitement and positive reaction from the existing clients and staffs of both companies. The consensus is that CPR presents QuadraMed with an outstanding opportunity for accelerated growth; we believe this to be a win-win for our clients, employees, and investors alike,” said Mr. Hagen.

Healthcare IT analyst Marc Holland of Health Industry Insights, an IDC company, stated in an August Newsflash, “The acquisition of CPR is a natural fit for QuadraMed,” and will change the market’s perception of the company “to one that can effectively compete as a single-source supplier of a broad portfolio of clinical, administrative, and financial applications.”

QuadraMed has offered employment to about 135 people and will assume new office space in San Bernardino, California and New York City. QuadraMed currently operates seven offices throughout the United States.

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QM/CPR

The foundational components of the QuadraMed Care-Based Revenue Cycle include solutions for Access and Identity Management, Care Management, Health Information and Revenue Cycle Management. These integrated end-to-end solutions combine with CPR to create a product line designed to optimize the quality and safety of patient care. These solutions help clients leverage quality care into financial health, enabling them to receive the proper reimbursement in the shortest time, at the lowest administrative cost.

For information about all QuadraMed Care-Based Revenue Cycle solutions and related services, visit www.quadramed.com or call 800.393.0278.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real-world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost-effectively. Behind the company’s products and services is a staff of 750 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

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QuadraMed is a registered trademark of QuadraMed Corporation. Care-Based Revenue Cycle is a trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.